UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2023 (the “Amendment Date”), Mersana Therapeutics, Inc. (the “Company”) entered into a Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment”), by and among the Company, Oxford Finance LLC, in its capacity as collateral agent (in such capacity, the “Agent”) and a lender, Silicon Valley Bridge Bank, N.A. (as the successor in interest to Silicon Valley Bank) as a lender (“SVB”), and the other parties thereto as lenders (collectively, the “Lenders”). The Fourth Amendment further amended that certain Loan and Security Agreement dated as of October 29, 2021 by and among the Company, the Lenders and the Agent (as amended by the First Amendment to Loan and Security Agreement dated as of February 17, 2022, the Second Amendment to Loan and Security Agreement dated as of October 17, 2022 and the Third Amendment to Loan Agreement dated as of December 27, 2022, the “Loan Agreement”).

The Fourth Amendment modified the covenant applicable to the Company’s obligation to maintain Collateral Accounts (as defined in the Loan Agreement) at SVB, which may be a securities account invested in money market mutual funds. Pursuant to the Fourth Amendment, the Company is permitted to conduct its banking activities, including, without limitation, cash management, letters of credit and business credit cards, with financial institutions which are not SVB or SVB's affiliates. In addition, the Fourth Amendment reduced the minimum amounts that the Company is obligated to maintain in Collateral Accounts at SVB to be the lesser of (i) one hundred five percent (105.00%) of the outstanding principal amount of the Term Loans (as defined in the Loan Agreement) advanced solely by SVB (and for purposes of clarity, no other Lender) and (ii) the dollar value of all Collateral Accounts of the Company and certain of its subsidiaries at all financial institutions.

As of the Amendment Date, this obligation requires the Company to maintain a Collateral Account at SVB with 105% of the $12.5 million borrowed from SVB under the Loan Agreement. The Company did not pay any fees to Lenders in connection with the Fourth Amendment, and the Fourth Amendment did not otherwise modify the Company’s obligations under the Loan Agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: March 24, 2023	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Financial Officer